Exhibit 99.1

Tanya Hoos, CPA

Senior Director

NYSE Regulation

11 Wall Street

New York, NY 10005

T +1 212 656 5391

tanya.hoos@theice.com

April 14, 2020

Mr. Robert W. Decherd

Chairman, President and Chief Executive Officer

A. H. Belo Corporation

1954 Commerce Street

Dallas, Texas 75201

United States

Dear Mr. Decherd:

This will acknowledge that A. H. Belo Corporation filed its delayed Form 10-Q for the period ended September 30, 2019 (“Delayed Filing”) on EDGAR on April 14, 2020.  As a result, it will be removed from the late filers’ list disseminated to data vendors and posted on the Listed Standards Filing Status page on www.nyse.com.  Also, the “LF” indicator posted on the Profile, Data and News pages related to each issue will be removed.

These actions are taken on the first business day after the delayed SEC filing is made on EDGAR prior to 2:30 p.m. Eastern Time.  Since your Delayed Filing was filed on April 14, 2020, before 2:30 p.m., the data vendor and website changes will be effective on April 15, 2020.

If you have any questions, please contact Julia Makhonina at 212-656-5580.

Sincerely,

/s/ Tanya Hoos

cc:

Christine Larkin, A. H. Belo Corporation

Shannon Rochford, Intercontinental Exchange, Inc. | NYSE

Julia Makhonina, NYSE Regulation

An Intercontinental Exchange Company